UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2018

PAPERWEIGHT DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-82084-01	39-2014992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 East Wisconsin Avenue, P.O. Box 359,

Appleton, Wisconsin 54912-0359

(Address of principal executive offices) (zip code)

920-734-9841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Chapter 11 Filings

As previously disclosed, on October 1, 2017, Paperweight Development Corp. (the “Company”) and substantially all of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the petitions for relief therein, the “Chapter 11 Filings”).

The Debtors have obtained Bankruptcy Court authorization to jointly administer the Chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re Appvion, Inc., et al.” Case No. 17-12082.

Approval of Stalking Horse APA and Bid Procedures Motion

As previously disclosed, on February 8, 2018, the Debtors filed a motion (the “Motion”) with the Bankruptcy Court for approval of a stalking horse asset purchase agreement (the “APA”) bid from Appvion Holding Corp., a newly-formed entity at the direction of a group of the Debtors’ lenders (the “Purchaser”) to acquire substantially all of the Debtors’ assets in a sale process under Section 363 of the Bankruptcy Code (such assets, the “Assets” and such sale, the “Asset Sale”).

On March 12, 2018, the Bankruptcy Court entered an order that, among other matters, approved the Motion as it relates to bidding procedures and designating Appvion Holding Corp. as the Stalking Horse Purchaser, established the bidding procedures (“Bidding Procedures”) proposed to be employed with respect to the sale process under Section 363 of the Bankruptcy Code and established a deadline of April 19, 2018 for submitting Qualified Bids (as defined in the Bidding Procedures), with a hearing to approve the sale scheduled for April 26, 2018. On March 13, 2018, the Debtors entered into the APA with the Purchaser.

The APA with the Purchaser, which is subject to higher or otherwise better offers pursuant to the Bidding Procedures and Section 363 of the Bankruptcy Code, provides a range of total consideration of between $376.8 million and $381.8 million (depending on the final determination of the aggregate amount of cure costs). The APA is subject to a number of closing conditions, including approval by the Bankruptcy Court, the absence of a governmental order or other legal prohibition related to the transaction, and other customary closing conditions. The APA provides for the Debtors to pay an expense reimbursement not to exceed $500,000 in certain circumstances, including if the Debtors consummate an alternative sale transaction.

The foregoing summary of the APA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the APA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

DIP Financing Amendments

On February 2, 2018, the Debtors entered into the third amendment (the “Third Amendment”) to the existing Superpriority Senior Debtor-in-Possession Credit Agreement (the “DIP Facility”), dated October 2, 2017, by and among, Appvion, the Company, the lenders party thereto, the backstop party thereto, Wilmington Trust, National Association, as administrative agent, and PJT Partners LP, as lead arranger, which has been amended by the First Amendment thereto, dated as of October 18, 2017 and the Second Amendment thereto, dated as of October 31, 2017. The Third Amendment permitted Appvion to enter into that certain Letter of Credit Facility Agreement, dated as of February 2, 2018, which established a letter of credit facility with Citizens Bank, N.A. with an aggregate facility size of $5 million, as contemplated by the Third Amendment to the DIP Facility.

On March 14, 2018, the Company and the Debtors entered into the fourth amendment (the “Fourth Amendment”) to its existing DIP Facility. The Fourth Amendment amended the DIP Facility in order to, among other things, (i) permit Appvion to enter into a new Superpriority Senior Debtor-In-Possession Credit Agreement providing for a new $100 million senior superpriority debtor-in-possession credit facility; (ii) permit the backstop party to elect to receive interest payments in-kind; (iii) amend reporting requirements related to the approved budget; and (iv) amend the milestones related to the Asset Sale process. In addition, the Fourth Amendment provides for the approval of a modified approved budget and a limited waiver of certain defaults, including failure to comply with certain reporting requirements, failure to make certain mandatory prepayments, any defaults related to the incurrence of a senior debtor-in-possession credit facility, and related defaults.

The foregoing summary of the Third Amendment, Fourth Amendment and Letter of Credit Facility Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third and Fourth Amendment and Letter of Credit Facility Agreement, a copy of each of which is filed as Exhibits 10.2, 10.3, and 10.4 to this Current Report on Form 8-K, respectively, and which are incorporated by reference herein.

New Senior DIP Facility

As contemplated by the Fourth Amendment, on March 16, 2018, the Company and Appvion entered into a new Senior Superpriority Senior Debtor-in-Possession Credit Agreement with the lenders and backstop party thereto, Wilmington Trust, National Association, as administrative Agent, and PJT Partners LP, as lead arranger (“New Senior DIP Facility”). The New Senior DIP Facility provides for a new superpriority secured term loan facility in an aggregate principal amount of $100 million, the proceeds of which will be used to refinance the new money portion of the Company’s existing DIP Facility in an aggregate principal amount of $85 million and to provide additional new money to the Company in the aggregate principal amount of $15 million. The incremental $15 million of new money commitments of the New Senior DIP Facility (the “Incremental New Money Commitment”) may be used for working capital and general corporate purposes consistent with an approved budget and related fees, costs and expenses and has a term of 9 months from the closing date of the existing DIP Facility.

Borrowings under the New Senior DIP Facility bear interest at a rate equal to, at the Company’s option, either (i) a eurodollar borrowing rate for a specified interest period plus approximately 9.25% per annum or (ii) a base rate plus approximately 8.25% per annum. If an event of default occurs under the DIP Facility, the applicable interest rate will increase by 2.00% per annum during the continuance of such event of default. In addition, the new money loans will be subject to a eurodollar floor of 1.00% per annum and a base rate floor of 2.00% per annum.

The Company and Appvion will pay commitment fees for the unused amount of commitments under the New Senior DIP Facility at an annual rate equal to 0.5% of the unused new money commitments, as well as a 2.675% backstop fee on the Incremental New Money Commitments, as well as a 2.00% upfront fee on the Incremental New Money Commitments and a 1.50% exit fee on the full amount of the term loans.

The Company and certain subsidiaries of the Company, including Appvion Canada, Ltd., APVN Holdings LLC, and Appvion Receivables Funding I LLC, have agreed to guarantee borrowings under the New Senior DIP Facility. The obligations under the New Senior DIP Facility constitute, subject to carve-outs for certain fees and expenses, superpriority administrative expense claims in the Chapter 11 Filings, secured by a perfected first priority security interest and liens on the collateral of the Company and the other loan parties, which includes most inventory, accounts receivable, bank accounts, general intangibles and certain other assets of the loan parties to the New Senior DIP Facility, to the extent not subject to certain existing third party liens, and a perfected junior security interest and liens on such collateral, to the extent subject to certain existing third party liens. Excluded from the collateral are avoidance actions, D&O and ESOP related claims and the proceeds thereof.

The New Senior DIP Facility contains provisions requiring the attainment of various milestones regarding the sale the Assets by the outside date of May 30, 2018.

The New Senior DIP Facility also includes representations, affirmative covenants and other negative covenants that are consistent with the existing DIP Facility and customary for DIP facilities of this type, including covenants that, subject to exceptions described in the New Senior DIP Facility, restrict the ability of the Company and Appvion and its subsidiaries: (i) to incur additional indebtedness; (ii) to make investments; (iii) to make distributions, loans or transfers of assets; (iv) to enter into, create, incur, assume or suffer to exist any liens; (v) to sell assets; (vi) to enter into transactions with affiliates; (vii) to merge or consolidate with, or dispose of all or substantially all assets to, a third party; (viii) to make acquisitions; (ix) to make expenditures in excess of certain prescribed amounts set forth in the New Senior DIP Facility; (x) to prepay indebtedness; (xi) to pay dividends; (xii) to pay expenses or make other disbursements other than as set forth in an approved budget, subject to certain permitted variances; or (xiv) to take certain bankruptcy-related actions.

The New Senior DIP Facility also includes customary events of default, including payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-default to other material indebtedness, voluntary and involuntary bankruptcy proceedings of non-Debtor subsidiaries, material money judgments, certain change of control events, certain bankruptcy-related matters, failure to perform in accordance with the budget, failure to achieve certain milestones in respect of the Chapter 11 Cases and other customary events of default. The events of default are subject to certain exceptions and cure rights.

The foregoing summary of the New Senior DIP Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Senior DIP Facility and the Guarantee and Collateral Agreements and Interim Order approving the New Senior DIP Facility, copies of which are filed as Exhibits 10.5, 10.6, 10.7 and 99.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are not guarantees of results, and actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that could cause material impacts on the Company’s historical or anticipated financial results. Although the Company believes that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by the Company and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases, including the Motion and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general;

•	the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Filings, including the Asset Sale, and any additional strategies that the Debtors may employ to address their liquidity and capital resources;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases; and

•	restrictions on the Debtors due to the terms of any debtor-in-possession credit facility that the Debtors may enter into in connection with the Chapter 11 Cases and restrictions imposed by the Bankruptcy Court.

Many of these factors are beyond the Company’s ability to control or predict. Given these uncertainties, you should not place undue reliance on the forward-looking statements. All such statements speak only as of the date made, and the Company disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated as of March 13, 2018, by and among Appvion Holding Corp., Appvion, Inc., the Company, PDC Capital Corporation, Appvion Receivables Funding I LLC and APVN Holdings LLC.

10.2	Third Amendment to Superpriority Senior Debtor-in-Possession Credit Agreement, dated as of February 2, 2018, by and among Appvion, as the Borrower, the Company, as Holdings, and Wilmington Trust, National Association, as Administrative Agent and the other Lenders party thereto.

10.3	Fourth Amendment to Superpriority Senior Debtor-in-Possession Credit Agreement, dated as of March 14, 2018, by and among Appvion, as the Borrower, the Company, as Holdings, and Wilmington Trust, National Association, as Administrative Agent and the other Lenders party thereto.

10.4	Letter of Credit Facility Agreement, dated as of February 2, 2018, by and between Appvion, Inc. and Citizens Bank, N.A.

10.5	Superpriority Senior Debtor-in-Possession Credit Agreement, dated as of March 16, 2018, by and among Appvion, Inc,, Paperweight Development Corp., Wilmington Trust, National Association, as administrative agent, the other lenders party thereto, and PJT Partners LP, as sole lead arranger.

10.6	Guarantee and Collateral Agreement, dated as of March 16, 2018, by the Company, Appvion, Inc., and certain of its Subsidiaries in favor of Wilmington Trust, National Association, as Administrative Agent.

10.7	Guarantee and Collateral Agreement, dated as of March 16, 2018, by Appvion Canada, Ltd., in favor of Wilmington Trust, National Association, as Administrative Agent.

99.1	Interim Order re New Senior DIP Facility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2018

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Kevin M. Gilligan
Kevin M. Gilligan
President and Chief Executive Officer
Date:	March 19, 2018